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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

9864 E. Grand River, Ste. 110-301 Brighton, MI	48116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 349-1755

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 21, 2013, JPX Global, Inc. (hereafter, “we” “us” “our” or the “Company”) was informed by its independent accountant, De Joya Griffith (“De Joya”), that De Joya was resigning as auditors of the Company effective immediately.

The audit reports of De Joya regarding the Company’ financial statements for the two fiscal years ended December 31, 2012, as well as the financial statements of the Company contained in its annual reports on Form 10-K for the fiscal years ended December 31, 2012 and 2011, did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company's ability to continue as a going concern.

During the two fiscal years ended December 31, 2012 and any subsequent interim period through to November 21, 2013, the date of resignation, there were no disagreements with De Joya on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of De Joya would have caused it to make reference to the subject matter of the disagreements in connection with its report.

We provided De Joya with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that De Joya furnish us with a letter addressed to the commission stating whether it agrees with the statements made by us in this Current Report, and if not, stating the aspects with which it does not agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

By:	/s/ James P. Foran
James P. Foran Chief Executive Officer and Principal Financial Officer